SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 ____________

                                   Form 8-K
                                 ____________

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported)    August 18, 1994

                       CADMUS COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)


           Virginia                     0-12954                 54-1274108

(State or other jurisdiction of       (Commission            (I.R.S. Employer
 incorporation or organization)       File Number)        Identification Number)


6620 West Broad Street, Suite 500, Richmond, Virginia                 23230

     (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code              (804) 287-5680


                              Not Applicable
         (Former name or former address, if changed since last report)

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Item 4(b)   Changes in Registrant's Certifying Accountant

            On August 18, 1994, the Registrant engaged the firm of Arthur Andersen & Co. as the Registrant's independent accountant. The change in accountants was recommended by the Audit Committee of the Registrant and approved by the Board of Directors.

            Prior to that date, the firm of Coopers & Lybrand L.L.P. had been the Registrant's independent accountant.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: August 23, 1994             By: /s/ Michael Dinkins
                                      Michael Dinkins
                                      Vice President and Chief Financial Officer